Control Number : 18051456

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF INCORPORATION

I, **Brian P. Kemp**, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

Tyr Equity, Inc.
a Domestic Profit Corporation

has been duly incorporated under the laws of the State of Georgia on **04/26/2018** by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on **04/30/2018**.

Brian P. Kemp
Secretary of State

ARTICLES OF INCORPORATION

Electronically Filed
Secretary of State
Filing Date: 4/26/2018 11:56:18 AM

BUSINESS INFORMATION	
CONTROL NUMBER	18051456
BUSINESS NAME	Tyr Equity, Inc.
BUSINESS TYPE	Domestic Profit Corporation
EFFECTIVE DATE	04/26/2018
SHARES	75000000

PRINCIPAL OFFICE ADDRESS	
ADDRESS	PO Box 1571, Cumming, GA, 30028, USA

REGISTERED AGENT'S NAME AND ADDRESS	
NAME	ADDRESS
Ryan Schadel	2815 Aquitania Lane, Forsyth, Cumming, GA, 30040, USA

INCORPORATOR(S)		
NAME	TITLE	ADDRESS
Ryan Schadel	INCORPORATOR	PO Box 1571, Cumming, GA, 30028, USA

OPTIONAL PROVISIONS
N/A

AUTHORIZER INFORMATION	
AUTHORIZER SIGNATURE	C. Ryan Schadel
AUTHORIZER TITLE	Incorporator